UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 11, 2010
MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 STONE ROAD
KILGORE, TEXAS	75662
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (903) 983-6200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On March 11, 2010, Martin Midstream Partners L.P. (the “Partnership”) issued a press release announcing that it has received a private letter ruling from the Internal Revenue Service (“IRS”) relating to the tax characterization of Partnership income derived from its marine time charter agreements as qualifying transportation income, which could affect the Partnership’s classification as a partnership for U.S. federal income tax purposes. The private letter ruling favorably concluded that the income that the Partnership derives from transporting crude oil, refined petroleum products, and other qualifying products under Section 7704(d)(1)(E) of the Internal Revenue Code pursuant to its marine time charter agreements is qualifying income. Although this ruling is generally binding on the IRS, the continuing validity of the ruling will be subject to the continuing accuracy of factual representations and assumptions made by the Partnership in its ruling request.
     A copy of the press release is furnished as Exhibit 99.1 to this Current Report and will be published on the Partnership’s website at www.martinmidstream.com.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Exhibit
Number	Description
99.1	Press release dated March 11, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

	By:	Martin Midstream GP LLC
Its General Partner

Date: March 12, 2010		By:	/s/ Robert D. Bondurant Robert D. Bondurant,
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press release dated March 11, 2010.